                                                                   Exhibit 10.19

                             EMPLOYMENT AGREEMENT

         AGREEMENT by and between York International Corporation, a Delaware corporation (the "Company") and Michael R. Young (the "Executive") dated as of the 29th day of December, 1999.

         The Board of Directors of the Company has determined that it is in its best interests and that of its shareholders to employ the Executive in the capacity described below and the Executive wishes to serve in such capacity.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1.  Effective Date.  The "Effective Date" shall mean  December 29,1999.

         2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary thereof (the "Employment Period") provided, however, that the Employment Period shall be automatically extended without action by either party for an additional one month period on the 16th day of each month unless, not later than the 15th day of any month, either party shall give notice to the other in writing that such party does not intend to extend the Employment Period.

         3. Terms of Employment. (a) Position and Duties. (A) During the Employment Period, the Executive shall serve as President, CES with such authority, duties and responsibilities as are commensurate with such position and (B) the Executive's services shall be performed in Wichita, KS.

         (b)  Compensation.

          (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary of $470,000 ("Annual Base Salary"), which shall be paid in accordance with the Company's payroll practices. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

         (ii) Incentive Compensation. During the Employment Period, the Executive shall have an annual cash bonus and a mid-term performance bonus opportunity based on a percentage of his Annual Base Salary (determined annually by the Company's Board in accordance with the provisions of the 1996 Incentive Compensation Plan) and shall otherwise be eligible for incentive compensation awards on the same basis as similarly situated executives.

        (iii) Employee Benefit Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, employee benefit, retirement, welfare and other plans, practices, policies and programs applicable to senior executives of the Company.

         (iv) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

          (v) Perquisite Benefits. During the Employment Period, the Executive shall be provided with perquisite benefits as are provided to other senior executives of the Company.

         (vi) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies as in effect with respect to the senior executives of the Company.

         4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

         (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) knowingly providing the Company with materially false representations relied upon by the Company in furnishing information to stockholders, a stock exchange or the Securities and Exchange Commission, or

         (ii) maintaining an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed to the Company, or

        (iii) willful misconduct causing serious violation by the Company of state or federal laws, or

         (iv)  theft of Company funds or assets, or

          (v)  conviction of a crime involving moral turpitude.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interest of the Company.

         (c) Good Reason. In the event that the Executive's employment with the Company is voluntarily terminated by the Executive with "Good Reason", the Executive shall be entitled to a lump sum payment representing the remaining balance of his or her employment agreement as calculated in accordance with
Section 5 (a). For purposes of this Agreement, "Good Reason" shall mean, in the absence of a written consent of the Executive, any of the following which occurs before the expiration of the Executive's Employment Period:

          (i) a substantial and adverse change in the Executive's responsibilities, job description, status or position as a key employee of the Company, when compared to the Executive's prior responsibilities, job description, status or position as a key employee of the Company as contemplated by Section 3(a) of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith, and which is remedied by the Company promptly after receipt or notice thereof given by the Executive;

         (ii) any material failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, unless initiated by the Executive, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

        (iii) the requiring that the Executive travel on the Company's business to an extent materially greater than the Executive's normal business travel, or the Company requiring the Executive to be based at any office or location more than 35 miles from that provided in Section 3(a)(i)(B) hereof;

         (iv) a material breach by the Company of any terms of this Agreement, or any failure by the Company to comply with and satisfy Section 9 of this Agreement, or any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement

          (v) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

         (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         5. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability or the Executive shall terminate employment for Good Reason:

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          A. the sum of the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (this amount shall be hereinafter referred to as the "Accrued Obligations"); and

          B. An amount equal to the Executive's Annual Base Salary plus Annual Cash Bonus (based on the adjusted EV bonus amount for the Fiscal Year in which the Date of Termination occurs, the "Adjusted EV Bonus") for the remaining Employment Period; and

          C. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the Effective Date), and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued until the end of the Employment Period assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the periods is that required by Section 3(b) and that the Executive's Annual Cash Bonus for such years is the Adjusted EV Bonus, over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

         (ii) the Company shall continue to provide welfare benefits to the Executive and his dependants until the end of the Employment Period on the same basis that such benefits were provided to him immediately prior to the Date of Termination; and

        (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

         (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to senior executives of the Company and his beneficiaries.

         (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to the senior executives of the Company.

         (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Annual Base Salary through the Date of Termination, and Other Benefits, in each case to the extent theretofore unpaid.

         6. Non-exclusivity of Rights. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(e), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         8. Confidential Information. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         (b) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 8 or Section 9 below.

         9. Noncompetition/Nonsolicitation. (a) For two years after the Date of Termination, Executive will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, consultant or otherwise with, or have any financial interest in, any business which is in material competition with the business conducted by the Company or its affiliates. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

         (b) For two years after the Date of Termination, the Executive will not, directly or indirectly, on behalf of the Executive or any other person, solicit for employment any person employed by the Company or its affiliates as of the date hereof or known by the Executive at the time to be employed by the Company or its affiliates.

         (c) (i) Executive acknowledges and agrees that the restrictions contained in this Section 9 and in Section 8 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, and that irreparable injury will be suffered by the Company should Executive breach any of the provisions of this Section. Executive represents and acknowledges that (1) Executive has been advised by the Company to consult Executive's own legal counsel in respect of this Agreement, (2) Executive has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with Executive's counsel, and (3) the provisions of this Section 9 are reasonable and these restrictions do not prevent Executive from earning a reasonable livelihood.

              (ii) Executive further acknowledges and agrees that a breach of any of the restrictions in this Section 9 and Section 8 cannot be adequately compensated by monetary damages. Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as provable damages and an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 9, which rights shall be cumulative and in addition to any other fights or remedies to which the Company may be entitled. In the event that any of the provisions of this Section 9 should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law.

              (iii) Executive irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Section 9 and
Section 8, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in the Court of Common Pleas of York County, Pennsylvania or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Pennsylvania, (2) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (3) waive any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any process, pleadings, notices or other papers in a manner permitted by the notice provisions of this Section 9.

         (d) In exchange for the covenants set forth in this Section 9, the Company agrees to make to the Executive a lump sum payment equal to two years of the Executive's then-current Annual Base Salary plus then-current Adjusted EV Bonus, payable within 30 days after the Date of Termination.

         10. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

               Mr. Michael R. Young
               204 Roscommon Drive
               Bristol, TN 37620

         If to the Company:

               York International Corporation
               631 S. Richland Avenue
               York, PA 17403

               Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Boards of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                              ----------------------------------------
                              Michael R. Young


                              YORK INTERNATIONAL CORPORATION

                              By:
                                  ------------------------------------